Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 9, 2015 relating to the consolidated financial statements, which appears in Gigamon Inc.’s Annual Report on Form 10-K for the year ended December 27, 2014.

/s/ PricewaterhouseCoopers LLP

San Jose, California
March 9, 2015